UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

GLOBAL BOATWORKS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Florida	000-55646	81-0750562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1707 North Charles Street, Suite 200A, Baltimore, Maryland	21201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 458-9967

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to §13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

Effective as of September 1, 2021, the board of directors ratified and approved a Consulting Agreement between the registrant and Lang Financial Services, Inc. (“LFSI”) (the “Consulting Agreement”) for accounting and CFO-related Advisory Services. The initial Scope of Services focuses on restoring the Company’s SEC financial reporting deficiencies.

Mr. Lang, age 63, has over 35 years of CFO-related restructuring, financial consulting, reverse merger, capital structuring, financial process and SEC financial reporting experience. Mr. Lang has been the principal of LFSI, a private management and accounting consulting firm, since 1993. From July 2017 to June 2018, Mr. Lang was the CFO of ORhub, Inc. (OTC:ORHB). From 1995 and July 2017, Mr. Lang was the CFO, Secretary and a director of Aztoré Capital Corp. and its predecessor, Aztoré Holdings, Inc. Pursuant to Advisory Agreements with LFSI, Mr. Lang is currently CFO of Farmhouse, Inc. (OTC:FMHS), since February 2021, and CFO and Secretary of House of Jane Inc. (OTC:HOJI), since February 2019. Mr. Lang started his career with Price Waterhouse (now PWC) in Minneapolis, Minnesota and obtained a BA Degree in Accounting from the University of Northern Iowa.

Pursuant to the Consulting Agreement, the registrant agreed to pay Mr. Lang a rate of $185 per hour; ½ of the hourly rate will be paid in cash and ½ of the hourly rate will be deferred until the registrant successfully raises $1,000,000 in funding; and will reimburse LFSI for usual and customary business expenses. In addition, the registrant issued LFSI 2,000,000 shares of restricted common stock, valued at $.04 per share, the closing price of the registrant’s common stock on September 1, 2021 on the OTC Pink market. The Consulting Agreement is for a term of one year and may be extended by the parties. Mr. Lang is assisting the registrant until such time as the registrant has identified an individual to serve as a full-time Chief Financial Officer.

There are no arrangements or understanding between Mr. Lang and any of the registrant’s officers or directors and any other person pursuant to which he was engaged. There are no family relationships between Mr. Lang and any of the registrant’s officers or directors and Mr. Lang has not entered into any transactions with any of the registrant’s officers or directors requiring disclosure under Item 404(a) of Regulation S-K,

The foregoing description of the Consulting Agreement contained herein does not purport to be complete and is qualified in its entirety by reference thereto, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 3.02 in its entirety, pursuant to the Consulting Agreement we agreed to issue LFSI 2.0 million shares of common stock. Such issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), since (i) the foregoing issuance will not involve a public offering, (ii) the recipient is (x) an “accredited investor”; and/or ( ) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act; and (iii) is not in a position to require the protections afforded by registration of the issuance under the Securities Act. The securities will be subject to transfer restrictions, and the certificates/book-entry notations evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 7.01  Regulation FD Disclosure.

On September 1, 2021, the registrant issued a press release announcing the engagement of Lang Financial Services, Inc. for accounting and CFO-related Advisory Services. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The information in the press release shall not be deemed “filed” for any purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01  Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.01	Consulting Agreement by and between the registrant and Lang Financial Services, Inc. dated September 1, 2021
99.01	Press Release dated September 3, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BOATWORKS HOLDINGS, INC. Date: September 3, 2021 By: /s/ Laurin Leonard LAURIN LEONARD Chief Executive Officer, Director (Principal Executive Officer)

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